 Exhibit 99.1

Microbot Medical Receives a Non-Dilutive Grant from The Israel Innovation Authority Supporting the Development of the Manufacturing Process for its Endovascular Surgical Robotic System

HINGHAM, Mass., June 2, 2023 – Microbot Medical Inc. (Nasdaq: MBOT), the developer of the LIBERTY® Robotic Surgical System, the first single-use endovascular robotic surgical system, announced it has received a grant from the Israel Innovation Authority (“IIA”) in the amount of NIS 1.62 million, which based on a recent exchange rate to the U.S. dollar, would be approximately $440,000, to further support the development of the Company’s manufacturing process of its flagship robotic surgical system, the LIBERTY®.

This is the first time Microbot has received approval for a grant for “transition from development to manufacturing” program, which the Company believe is a reflection of the recent activities and milestones the LIBERTY achieved as it progresses in its path toward its regulatory and commercialization activities.

“This non-dilutive grant will facilitate our efforts to establish the manufacturing infrastructure capability for the LIBERTY® system. While we will work with manufacturing partners to scale production, the sophisticated and crucial core technology and elements of the manufacturing process are expected to be handled internally. The grant will help us further establish certain advanced manufacturing capabilities inhouse to assure the highest quality, efficiency and reliability by reducing logistical barriers and to maintain a competitive advantage. We consider this grant as a vote of confidence in the company, our technology and the LIBERTY® system as we progress toward regulatory and commercial milestones,” commented Harel Gadot, Microbot’s Chief Executive Officer.

In relation to the IIA grant, Microbot is obligated to pay royalties amounting to between 3%-5% of its future sales of the LIBERTY product up to the grant amount plus interest. The grant is linked to the U.S. dollar and bears interest at Libor per annum. The grant monies will be paid over time based on the terms of the grant, and the U.S. dollar amount actually received will be based on the exchange rate of the U.S. dollar to the New Israeli Shekel at the time of payment.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, with the goals of improving clinical outcomes for patients and increasing accessibility through the natural and artificial lumens within the human body.

The LIBERTY® Robotic Surgical System aims to improve the way surgical robotics are being used in endovascular procedures today, by eliminating the need for large, cumbersome, and expensive capital equipment, while reducing radiation exposure and physician strain. The Company believes the LIBERTY® Robotic Surgical System’s remote operation has the potential to be the first system to democratize endovascular interventional procedures.

Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, the actual receipt of funds under the IIA grant, the timing of any such funds and the U.S. dollar amount received based on exchange rates with the New Israeli Shekel, market conditions, risks inherent in the development and/or commercialization of LIBERTY® , the outcome of its studies to evaluate LIBERTY®, whether the Company’s core business focus program and cost reduction plan are sufficient to enable the Company to continue to focus on its LIBERTY technology while it seeks additional working capital , any failure or inability to recruit physicians and clinicians to serve as primary investigators to conduct regulatory studies which could adversely affect or delay such studies, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michal Efraty

+972-(0)52-3044404

IR@microbotmedical.com